SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2004

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

0-22784	42-1249184
(Commission File Number)	(IRS Employer Identification No.)

14303 Gateway Place, Poway, CA 92064

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 858-848-3401

Item 7. Financial Statements and Exhibits.

99    Press release, dated June 15, 2004.

Item 12. Results of Operations and Financial Condition

On June 15, 2004, Gateway, Inc. (“Gateway”) issued a press release providing an update of its results of operations for its second quarter ending June 30, 2004. A copy of the press release is attached as Exhibit 99 to this report.

This press release contains certain non-GAAP financial information, including disclosure of the portion of Gateway’s SG&A, gross margins and net loss relating to, or affected by, certain restructuring charges and transformation expenses. This non-GAAP financial information is provided as supplementary information and is not an alternative to GAAP. This non-GAAP financial information is used by management to analyze the company’s baseline performance before charges and expenses that are considered by management to be outside of Gateway’s core operating results, notwithstanding the fact that such restructuring charges and transformation expenses may be recurring. This non-GAAP information is among the primary indicators management uses as a basis for evaluating Gateway’s financial performance as well as for forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for reported results determined in accordance with GAAP.

The information in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 15, 2004

GATEWAY, INC.

By:	/s/ KELLI A. RICHARD
Kelli A. Richard Vice President & Controller

EXHIBIT INDEX

Exhibit Number	Description
99	Press release, dated June 15, 2004